Exhibit 10.11

FIRST AMENDMENT TO THE

BONANZA CREEK ENERGY, INC.

2021 LONG TERM INCENTIVE PLAN

(Originally Effective June 2, 2021)

This FIRST AMENDMENT (this “First Amendment”) to the Bonanza Creek Energy, Inc. 2021 Long Term Incentive Plan (effective June 2, 2021) (the “Plan”), is adopted as of November 1, 2021 (the “Effective Date”).

WHEREAS, the Plan was previously adopted to promote the interests of Bonanza Creek Energy, Inc. (the “Company”), by providing equity-based incentive awards to employees, consultants and directors of the Company and its affiliates, who perform services for or on behalf of those entities; and

WHEREAS, the Plan may be administered by the Board of Directors of the Company (the “Board”);

WHEREAS, in connection with the merger transactions with Extraction Oil & Gas, Inc., a Delaware corporation (“Extraction”) and the acquisition of CPPIB Crestone Peak Resources America Inc., a Delaware corporation (“Crestone Peak”) (together, the “Transactions”), the Company’s Board has adopted a new director compensation policy that provides for the current payment of dividends or dividend equivalent rights (the “DERs”) upon outstanding Plan awards, including Stock Units (as defined in the Plan);

WHEREAS, the Plan currently prohibits DER rights granted as a component of a Plan award until such time as the outstanding Plan award has vested, and the Board now desires to amend the Plan to allow DER payments to be paid to award holders at the same time other Company stockholders receive dividend payments pursuant to the Company’s common stock, or to be reinvested in the form of additional Plan awards;

WHEREAS, in conjunction with the Transactions, the Company will change its name from Bonanza Creek Energy, Inc. to Civitas Resources, Inc. (the “Name Change”);

WHEREAS, the Board has determined that it is desirable to amend the Plan, all outstanding award agreements granted pursuant to the Plan, or any other outstanding or active documents related to the Plan as of the Effective Date (each, a “Plan Document”) to reflect the Name Change and the update of all other terminology within the Plan Documents that are related to the Name Change.

NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below, and the Board has resolved other matters relating to the Plan as follows:

1.     Amendments to the Plan

(a)	Section 10.5.1, Voting and Dividend Rights. Section 10.5.1 of the Plan shall be amended and restated in its entirety as follows:

Unless the Board otherwise provides in an Award Document, holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Document evidencing a grant of Stock Units that the holder of such

Stock Units shall be entitled to receive Dividend Equivalent Rights. Unless otherwise set forth within an Award Document, any Dividend Equivalent Rights granted with respect to Stock Units shall be payable to the Grantee only if, when and to the extent such underlying Stock Unit vests, and such Dividend Equivalent Rights granted with respect to Stock Units that do not vest shall be forfeited. Award Documents may provide for alternative treatment of Dividend Equivalent Rights, including provisions that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid, or that Dividend Equivalent Rights shall be payable with respect to the underlying Stock Unit award on the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of the dividends, or a combination thereof.

(b)	Section 13.1, Dividend Equivalent Rights. The last three (3) sentences of Section 13.1 shall be amended and restated in its entirety as follows:

Unless otherwise set forth within an Award Document, a Dividend Equivalent Right granted as a component of another Award shall be settled upon payment of, or lapse of restrictions on, such other Award, and that Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award; provided, however, that the Award Document may provide for alternative treatment, including provisions that the Dividend Equivalent Right be reinvested in the form of additional Awards at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid, or paid currently in the form of cash, shares of unrestricted Stock having a Fair Market Value equal to the amount of the dividends, or a combination thereof.

2.    Updates Relating to Name Change. The Board has resolved that, as of the Effective Date, all references to “Bonanza Creek Energy, Inc.” with in the Plan Documents shall now refer to “Civitas Resources, Inc.” as the “Company.” All other terminology within the Plan Documents related to the Name Change shall also be interpreted in accordance with the Name Change, as applicable.

3.    Except as set forth above, the Plan shall continue to read in its current state.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer, effective as of the Effective Date.

CIVITAS RESOURCES, INC.

By:	/s/ Cyrus D. Marter IV
Name:	Cyrus D. Marter IV
Title:	General Counsel and Secretary